EXHIBIT A


                           JOINT FILING AGREEMENT

The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Verenium Corporation, and affirm that this Schedule 13D is being filed on behalf of each of the undersigned.


Dated: June 26, 2007


RHO CAPITAL PARTNERS, INC.


By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer



JOSHUA RUCH


By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer



HABIB KAIROUZ


By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer



MARK LESCHLY


By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer


RHO MANAGEMENT TRUST II
By: RHO CAPITAL PARTNERS, INC.
    As Investment Advisor


By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer


RHO INVESTMENT PARTNERS "H" L.P.
By: RHO MANAGEMENT PARTNERS, L.P.
    General Partner
By: ATLAS CAPITAL CORP.
    Its General Partner


By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer



RHO MANAGEMENT PARTNERS, L.P.
By: ATLAS CAPITAL CORP.
    Its General Partner


By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer



ATLAS CAPITAL CORP.

By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer


RHO VENTURES IV, L.P.

By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer


RHO VENTURES IV (QP), L.P.

By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer



RHO VENTURES IV GmbH & Co. BETEILIGUNGS KG

By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer



RHO MANAGEMENT TRUST I
By: RHO CAPITAL PARTNERS, INC.
    As Investment Advisor


By:/s/Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer



RHO MANAGEMENT VENTURES IV, LLC


By:  /s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer



RHO CAPITAL PARTNERS VERWALTUNGS GmbH


By: /s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer